As filed with the Securities and Exchange Commission on March 15, 1999
                                                       Registration No. 333-5753
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                         POST EFFECTIVE AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                           EXIGENT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

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        Delaware                           7373                    59-3379927
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
 incorporation or organization)   Classification Code No.)   Identification No.)

                                                          John G. Igoe, Esq.
                                                          Edwards & Angell, LLP
                1225 Evans Road                           250 Royal Palm Way
                Melbourne, Florida  32904-2314       Palm Beach, Florida  33480
                 (407)-952-7550                           (561) 833-7700
          (Address, including zip code, and telephone number, (Name, address, including zip code, and telephone including area code, of registrant's principal executive offices) number, including area code, of agent for service)






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


     Pursuant to the requirements of the Securities Act of 1933, the Registrant hereby withdraws from registration all of the 3,520,245 shares of Common Stock, par value $.01 per share, and 1,070,270 Common Stock Purchase Warrants registered hereunder which remain unsold at the effective date of this Post-Effective Amendment.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 4 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melbourne, State of Florida, on this 12th day of March, 1999.

                                                     EXIGENT INTERNATIONAL, INC.

                                                  By: /s/ BERNARD R. SMEDLEY
                                                     ---------------------------
                                                       Bernard R. Smedley
                                                       Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Post-Effective Amendment No. 4 to the Registration Statement has been signed by the following persons in the capacities indicated on March 12, 1999.

      Signature                   Title                                Date


                                                                  March 12, 1999
------------------------
Bernard R. Smedley        Chief Executive Officer and Chairman
                          of the Board of Directors

                                                                  March 12, 1999
------------------------
Jeffery Weinress          Chief Financial Officer and Principal
                          Accounting Officer


                                                                  March 12, 1999
-------------------------
Don F. Riordan, Jr.       Director

-------------------------
Daniel J. Stark           Director                                March 11, 1999

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William K. Presley        Director                                March 12, 1999

-------------------------
 Robert M. Janowiak       Director                                March 12, 1999

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Arthur H. Collier         Director                                March 10, 1999

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Scott B. Helm             Director                                March 10, 1999